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                                                                   Exhibit 23(a)

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K into BB&T Corporation's previously filed Registration Statement File Nos. 33-57871, 33-52367, 33-57865, 33-57867
333-03989, 333-50035, 333-69823 and 333-81471 filed on Form S-8 and Registration
Statement File Nos. 33-57859, 33-57861, 333-35879, 333-27755 and 333-02899 filed on Form S-3.


Charlotte, North Carolina,
March 14, 2000.